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                                                                   EXHIBIT 10.15





              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.

                 Deferred Compensation Plan for Key Employees
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     1.  In General.  The Cambridge Technology Partners (Massachusetts), Inc.
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Deferred Bonus Compensation Plan for Key Employees set forth herein provides deferred compensation and related benefits for a select group of management or highly compensated employees of Cambridge Technology Partners (Massachusetts), Inc. and its subsidiaries, and their beneficiaries. The Plan is intended to defer until actual receipt the taxable income associated with benefits payable hereunder, to constitute an unfunded "top hat" plan described in Section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, and to constitute a plan that is unfunded for tax purposes. The Plan shall be construed in a manner that is consistent with the intentions expressed in the preceding sentence.

     2.  Certain terms defined.  The following terms when used in the Plan shall
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have the meanings set forth below except as the context may otherwise clearly indicate:

               "Account": The account or accounts, including any sub-account, maintained on the books of the Company for purposes of the Plan to reflect the Company's deferred compensation obligations with respect to a Participant under the Plan.

               "Administrator": The Management Resource Committee of the Board of Directors.

               "Beneficiary": An individual or other person (including a trust) designated by a Participant in accordance with Section 10 below to receive benefits remaining to be paid to a Participant at the Participant's death.

               "Board of Directors": The Board of Directors of the Company.

               "Bonus Compensation": Bonuses and other incentive compensation specified by the Administrator. The term "Bonus Compensation" does not include base salary, expense reimbursements or fringe benefits (whether or not taxable). Bonus Compensation for purposes of the Plan is determined before reduction for any other contributions, salary reductions or withholdings.

               "Company": Cambridge Technology Partners (Massachusetts), Inc. and any successor thereto by operation of law or by contract.

               "Crediting Date": The date as of which amounts deferred under the Plan are credited to a Participant's Account.
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               "Eligible Employee": An employee of the Company with the title of vice president or above and any other key employee of the Company or of any subsidiary of the Company designated by the Administrator who is selected by the Administrator by name or title as eligible to participate in the Plan. No individual who is not either a "management" employee or a "highly compensated" employee, as determined by the Administrator, shall be treated as an "Eligible Employee" for purposes of the Plan.

               "Employer": The Company and its subsidiaries.

               "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

               "Plan": The Cambridge Technology Partners (Massachusetts), Inc. Deferred Compensation Plan set forth herein and as amended from time to time.

               "Plan Year": The calendar year.

               "Stock": The common stock of the Company.

               "Participant": An Eligible Employee who participates in the Plan.

     3.  Elective deferral of Bonus Compensation.  Each Eligible Employee may
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elect to defer either five (5%) percent or ten (10%) percent of his or her Bonus
Compensation for a Plan Year by completing and delivering to the Administrator a deferral election in form acceptable to the Administrator. A deferral election shall be effective to defer Bonus Compensation payable for a Plan Year or any portion thereof only if delivered to the Administrator by the close of the Plan Year preceding the Plan Year in which the Bonus Compensation is earned. Notwithstanding the foregoing, an individual who first becomes an Eligible Employee on or prior to October 31 in any Plan Year may (if so permitted by the Administrator and subject to such limitations and restrictions as the Administrator may prescribe) deliver an initial deferral election to the Administrator before the earlier of (i) the thirtieth (30th) day following the day on which the individual becomes an Eligible Employee, or (ii) October 31 of such Plan Year. An initial deferral election described in the preceding sentence shall be effective as to Bonus Compensation earned during the Plan Year of initial eligibility and after the election is delivered to the Administrator. Solely for purposes of this Section, Bonus Compensation determined on the basis of individual, Company or other performance for a period (the "measuring year") but payable after the close of the measuring period shall be deemed earned (if at all) at the end of the measuring period. An election of deferral under this
Section 3 shall be irrevocable.

     4.  Crediting of elective deferrals to Account. In the case of each
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effective election by a Participant under Section 3, the Administrator shall cause the Participant's Bonus Compensation from the Company or other participating employer to be reduced by the deferral amount specified in the election and shall credit such amount to the Participant's Account. The Crediting Date for any deferred amount shall be the date such amount would have been paid to the
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Participant absent the deferral. The portion of a Participant's Account attributable to elective deferrals shall be fully vested at all times.

     5.  Matching credits.  For each dollar of elective deferrals credited to a
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Participant's Account under Section 4, an additional dollar (a "matching credit") shall also be credited to the Account as of the same Crediting Date. That portion of a Participant's Account attributable to any matching credit under this Section 5 shall vest in twenty-five (25%) percent installments on each of the first, second, third and fourth anniversaries of the Crediting Date, provided the Participant has been continuously employed by the Employer at all times during the period commencing on the Crediting Date and ending on the
vesting date.   For purposes of the preceding sentence, a Participant shall not be deemed to have suffered a break in continuous employment solely by reason of an approved leave of absence or by reason of any other absence required by law to be credited for purposes of the Plan. Any unvested portion of a Participant's Account shall be fully vested if the Participant's employment with the Employer terminates by reason of death, if the Participant suffers a total and permanent disability (as determined by the Administrator in its sole discretion) while employed by the Employer, or if the Participant retires from the employ of the Employer after attaining age 65.

     6.  Adjustment of Accounts for notional investment in Stock.  Amounts
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credited to an Account under Section 4 or Section 5 as of any crediting date shall be deemed to have been immediately invested in shares, including fractional shares, of Stock at the average of the closing prices of the Stock over the ten business days immediately preceding the Crediting Date. If any cash dividend or other distribution (a "dividend") is made with respect to outstanding shares of Stock, an equivalent per-share cash amount shall be deemed credited as of the dividend payment date with respect to shares that were notionally credited to a Participant's Account as of the record date for such dividend, and the dividend equivalent so credited shall be deemed to have been immediately invested in additional shares, including fractional shares, of Stock at the average of the closing prices of the Stock over the ten business days immediately preceding the dividend payment date. The Administrator shall likewise make appropriate adjustment in Accounts to reflect any stock dividends, stock splits, or other transactions (other than cash dividends or distributions) affecting the Stock.

     7.  Termination of employment.  The vested portion of a Participant's
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Account shall be promptly paid in a single payment, and any unvested portion of the Participant's account shall be promptly forfeited, upon termination of the Participant's employment with the Employer for any reason.

     8.  Hardship withdrawals.  No amounts shall be payable under the Plan prior
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to a Participant's termination of employment except as specified in this Section
8 or as provided under Section 15 or Section 16 below. A Participant who suffers an unforeseeable emergency may petition the Administrator for a hardship withdrawal from the Plan. The Administrator shall have complete discretion to determine whether to permit any such hardship withdrawal. The amount of any hardship withdrawal under this Section shall in no event exceed the least of the following: (i) the amount of withdrawal requested by the Participant; (ii) the amount which the Administrator determines to be necessary to alleviate the hardship; and (iii) the vested balance of the Participant's Account. For purposes of the Plan, an "unforeseeable emergency" means an
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unanticipated emergency that is caused by an event beyond the control of the
Participant and that would result in severe financial hardship to the Participant if a withdrawal under this Section were not permitted.

     9.  Form of payment.  The amount payable to any Participant (or to his or
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her Beneficiary, in the event payment is made following the Participant's death)
under Section 7, Section 8, Section 15, or Section 16 shall be distributed in whole shares of Stock equal in number to the number of whole shares credited to the Participant's Account at time of payment plus cash equal to the average fair market value (determined based on the average of the closing prices of the Stock over the ten business days immediately preceding the date of payment) of any fractional share so credited, in each case after giving effect to the forfeiture of unvested portions (if any) of the Account, provided that the aggregate number of shares of Stock which may be issued in connection with payments under the Plan shall not exceed 25,000 (subject to adjustment as provided in the last sentence of this Section 9). Shares distributed under the Plan may be original issue shares or shares held in treasury, as the Board of Directors may determine. Any payment or portion thereof which cannot be made in shares of Stock because of the limit on the aggregate number of shares of Stock that may be issued in connection with the Plan shall be made in cash equal to the average fair market value (determined based on the average of the closing prices of the Stock over the ten business days immediately preceding the date of payment) of the number of shares of Stock which, but for such limit, would have been issuable to the Participant in connection with such payment, after giving effect to the forfeiture of unvested portions (if any) of the Account. If shares of the Stock are subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Stock as a stock dividend on its outstanding shares of Stock, the aggregate number of shares of Stock which may be issued in connection with payments under the Plan shall be apropriately increased or decreased proportionately, with such increase or decrease to be determined by the Administrator.

     10.  Beneficiaries.  A Participant may designate one or more Beneficiaries
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for purposes of the Plan and may change such designation by delivering to the
Administrator a written Beneficiary designation in form acceptable to the Administrator. If the Participant designates more than one Beneficiary and any of the designated Beneficiaries does not survive the Participant, benefits payable hereunder upon the Participant's death shall be paid to the remaining Beneficiary or Beneficiaries in accordance with such rules as the Administrator may prescribe. The Administrator may disregard any Beneficiary designation or change of Beneficiary designation received after a Participant's death and may also disregard any Beneficiary designation (whenever received) if, after inquiry, it cannot locate the Beneficiary. In the case of payments to a Beneficiary who is a minor or incompetent, the Administrator may require that payments be made only to a duly authorized administrator or guardian for such Beneficiary. Prior to any payment to a Beneficiary, the Administrator may require evidence satisfactory to the Administrator of the Beneficiary's entitlement to such payment. Any payment not made in accordance with a Participant's Beneficiary designation for the reasons described above may be paid to other designated Beneficiaries, to a parent (in the case of a minor) or to the Participant's estate, all as the Administrator determines. If no Beneficiary has been effectively designated, any portion of the Participant's vested Account remaining unpaid at his or her death shall be paid to the Participant's estate.

     11.  Nature of rights; nontransferability.  The Company's obligations under
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the Plan constitute mere contractual promises to pay cash or property in the future, and nothing herein shall obligate the Company to set aside amounts or establish any trust or fund for the payment of benefits. However, the Company may, if the Board of Directors so determines, establish one or more grantor trusts (of the type commonly referred to as "rabbi trusts") to assist in the payment of Plan benefits. Whether or not such a trust is established, Participants and their beneficiaries under the Plan shall have rights no greater than those of unsecured general creditors of the Company. The rights of Participants and their beneficiaries under the Plan are not subject in any
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manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person, other than a claim for benefits by a Participant or his or her Beneficiary(ies), shall be null and void.

     12.  Taxes.  All distributions under the Plan shall be subject to reduction
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for applicable tax withholding.  To the extent a Participant is subject to
FICA/Medicare taxes on amounts deferred hereunder prior to distribution, such taxes shall be withheld from the Participant's other remuneration except as the Administrator otherwise determines.

     13.  No contract of employment.  Nothing in the Plan or in its operation
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shall be construed as limiting the right of the Company or any of its subsidiaries to terminate the employment of an Eligible Employee at any time. The loss of benefits or future benefits under the Plan shall not constitute an element of damages in connection with any claim brought by any person against the Company or its subsidiaries.

     14.  Acknowledgment by Participants.  Each Eligible Employee, by
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participating in the Plan, thereby acknowledges that he or she consents to the terms of the Plan.

     15.  Certain mergers, acquisitions and other events.  In the event of a
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merger or other transaction involving the Company in which the Company does not survive or in which the Company is acquired by another person (including an entity) or persons acting as a group, or a sale of all or substantially all the assets of the Company or a liquidation of the Company (any of the above, a "covered transaction"), all Accounts (to the extent not previously forfeited) shall become fully vested and shall be distributed in full immediately prior to the covered transaction unless the surviving or acquiring entity or an affiliate thereof either assumes the Plan or establishes a substitute plan on terms that
(i) provide for the notional investment of Accounts in the common stock of the surviving or acquiring entity or an affiliate thereof, and (ii) are otherwise substantially similar to the Plan as in effect immediately prior to the covered transaction.

     16.  Amendment and termination.  The Board of Directors may terminate the
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Plan at any time and may amend the Plan at any time and from time to time, with or without retroactive effect. The power of the Board of Directors to amend the Plan expressly includes, but is not limited to, the power to change the form or timing of distributions hereunder and the power to change a Participant's right to vest in any unvested portion of his or her Account, including in each case with respect to amounts already credited to the Participant's Account. No amendment to the Plan, however, shall have the effect of reducing the vested balance of a Participant's Account (as determined immediately after the effective date of the Amendment) below such balance determined immediately prior to the effective date of the Amendment. Without limiting the foregoing, the Board of Directors may exclude from participation in the Plan (and, if it so determines, require an immediate distribution of the vested Account of) any person whose continued participation in the Plan, in the determination of the Board of Directors, would or could reasonably be expected to jeopardize the Plan's status as an unfunded "top hat" plan for purposes of ERISA.
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     17.  Administration; claims; review procedure.  The Administrator shall be
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the "plan administrator" of the Plan and shall have complete discretion to construe its terms, determine each individual's eligibility for deferral or other benefits hereunder, and make all other determinations and take all other actions assigned to the Administrator hereunder. If any person claims any benefits hereunder, the Administrator shall make and communicate its decision with respect to the claim within 90 days from the date the claim was received. Where special circumstances require additional time for processing the claim, the ninety-day response period may be extended by the Administrator to 180 days. If the Administrator does not render a written determination prior to the expiration of such 90-day (or 180-day) period, the claim will be deemed denied. If a claim hereunder is denied, the claimant may, within 60 days of such denial, appeal the denial by written request for review delivered to the Board of Directors or its designate, which request may include a request to review pertinent documents and to submit issues and comments in writing. The Board or its designate shall render a decision on the appeal within 60 days (or, if special circumstances require an extension of the time for processing, 120 days) after receipt of the request for review; but if no written decision is rendered within such period(s), the appeal will be deemed denied.

     18.  Governing law.  The Plan shall be construed in accordance with the
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laws of the Commonwealth of Massachusetts to the extent those laws are not preempted by ERISA.